UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 7
To

FORM 10

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 28, 2005 (February 23, 2005)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	43-1804048
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value	New York Stock Exchange
$.01 per share
Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: NONE.

The Registrant’s registration statement on Form 10, as filed with the Securities and Exchange Commission on August 18, 1999, and as amended on October 18, 1999, November 29, 1999, January 19, 2000, May 1, 2000, May 26, 2000 and June 16, 2000, is hereby amended to reflect the following changes:

Item 11. Description of Registrant’s Securities to be Registered

On February 23, 2005, the board of directors of Janus Capital Group Inc. (the “Company”) amended the Rights Agreement, dated June 14, 2000 (the “Rights Agreement”), between the Company (formerly known as Stilwell Financial Inc.) and UMB Bank, N.A., as Rights Agent (the “Rights Agent”), by adopting Amendment No. 1 to the Rights Agreement (“Amendment No. 1”). Amendment No. 1 amends the definition of “Acquiring Person” contained in Section 1(a) of the Rights Agreement to exclude certain categories of persons from the definition of “Acquiring Person.”

The foregoing summary of the principal terms of the Amendment No. 1 is a general description only and is subject to the detailed terms and conditions of Amendment No. 1, a copy of which is attached as Exhibit 4.2.3 to this Amendment No. 7 to Form 10 and incorporated herein by reference. Amendment No. 1 was filed with the Rights Agent on February 24, 2005.

Item 15. Financial Statements and Exhibits

Number	Description

4.2.3	Amendment No. 1 to Rights Agreement between Janus Capital Group Inc. and UMB Bank N.A., as Rights Agent, dated February 23, 2005, is hereby incorporated by reference from Exhibit 4.1 to Janus’ Current Report on Form 8-K, dated February 28, 2005 (File No. 001-15253).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: February 28, 2005	By:	/s/ John H. Bluher
John H. Bluher
Senior Vice President, General Counsel,
Chief Public Affairs Officer and Secretary

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